Filed pursuant to Rule 433(d) Registration Statement No. 333-130373
ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2007-WMC1
Mortgage Pass-Through Certificates
$732,602,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

Ocwen Loan Servicing, LLC
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

 February 6, 2007

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Backed Securities Trust 2007-WMC1 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1 (877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2007-WMC1
Mortgage Pass-Through Certificates
$732,602,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(6)	303,650,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	January 25, 2037	17.65%	AAA / Aaa
A-3(6)	82,220,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	January 25, 2037	17.65%	AAA / Aaa
A-4(6)	137,960,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 61 / 27 - 61	January 25, 2037	17.65%	AAA / Aaa
A-5(6)	74,330,000	FLT / SEN / SEQ	6.15 / 7.79	61 - 77 / 61 - 182	January 25, 2037	17.65%	AAA / Aaa
M-1(6,7)	32,247,000	FLT / MEZ / SEQ	3.52 / 3.52	40 - 45 / 40 - 45	January 25, 2037	14.40%	AA+ / Aa1
M-2(6,7)	28,278,000	FLT / MEZ / SEQ	4.64 / 4.64	45 - 74 / 45 - 74	January 25, 2037	11.55%	AA / Aa2
M-3(6,7)	16,867,000	FLT / MEZ / SEQ	6.40 / 8.57	74 - 77 / 74 - 150	January 25, 2037	9.85%	AA / Aa3
M-4(6,7)	15,379,000	FLT / MEZ	4.47 / 4.89	39 - 77 / 39 - 125	January 25, 2037	8.30%	A+ / A1
M-5(6,7)	15,379,000	FLT / MEZ	4.44 / 4.83	39 - 77 / 39 - 119	January 25, 2037	6.75%	A / A2
M-6(6,7)	13,394,000	FLT / MEZ	4.43 / 4.77	38 - 77 / 38 - 111	January 25, 2037	5.40%	A- / A3
M-7(6,7)	12,898,000	FLT / MEZ	4.42 / 4.69	38 - 77 / 38 - 104	January 25, 2037	4.10%	BBB+ / Baa1
Non-Offered Certificates
A-1(6)	218,927,000	FLT / SEN / PT	Not Offered Hereby
M-8(6,7)	29,766,000	FLT / MEZ	Not Offered Hereby

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed and adjustable-rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.10%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans and 10-year Hybrid Adjustable-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
2-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3-year, 5-year and 7-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 1.10% and excess spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by Ocwen Loan Servicing, LLC, rated SQ2- (Moody’s), Strong (S&P) and RPS2 (Fitch).
•	None of the Mortgage Loans will be covered by borrower paid mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2007-WMC1
•	Intex: MAB07WM1

Mortgage Pool Summary(1)
	MABS 2007-WMC1 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$197,039,122	$68,809,953	$592,046,144	$134,318,142	$992,213,360
Number of Loans	983	862	1,918	1,255	5,018
Average Loan Balance	$200,447	$79,826	$308,679	$107,026	$197,731
Wtd. Avg. Gross Coupon	7.876%	9.433%	7.846%	9.775%	8.223%
Wtd. Avg Net Coupon(2)	7.355%	8.912%	7.324%	9.253%	7.702%
Wtd. Avg. FICO	635	632	647	653	644
Wtd. Avg. Original LTV(3)	79.30%	87.00%	81.37%	92.32%	82.83%
Wtd. Avg. Stated Rem Term (months)	357	352	357	351	356
Wtd. Avg. Seasoning (months)	3	3	3	3	3
Wtd. Avg. Months to Next Adj. Date	30	N/A	30	N/A	30
Wtd. Avg. Margin	6.308%	N/A	6.450%	N/A	6.414%
Wtd. Avg. Initial Rate Cap	3.161%	N/A	3.189%	N/A	3.182%
Wtd. Avg. Periodic Rate Cap	1.000%	N/A	1.000%	N/A	1.000%
Wtd. Avg. Maximum Rate	14.366%	N/A	14.337%	N/A	14.345%
Wtd. Avg. Minimum Rate	7.876%	N/A	7.843%	N/A	7.851%

(1)  All statistics described herein are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-off Date scheduled balances of the related mortgage loans, and subject to a 5% variance.
(2)  The Weighted Average Net Coupon equals the Weighted Average Gross Coupon less the Administrative Fees.
(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2007-WMC1.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originator:	WMC Mortgage Corporation.

Servicer:	Ocwen Loan Servicing, LLC.

Servicer Ratings:		Primary Servicer			Special Servicer

		Moody’s	S&P	Fitch	Moody’s	S&P	Fitch

	Ocwen Loan Servicing, LLC	RSS2	SQ2-	Strong	RPS2	SQ2	Strong

Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.

Custodian:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.

Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Group II Senior Certificates and Class M Certificates (other than the Class M-8 Certificates).

Non-Offered Certificates:	The Group I Senior Certificates, Class M-8 Certificates and Retained Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:
As of February 1, 2007, the Mortgage Loans will consist of approximately 5,018 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $992,213,360. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,845 mortgage loans totaling $265,849,075 and the Group II Mortgage Loans will represent approximately 3,173 mortgage loans totaling $726,364,285.

Transaction Overview
Expected Pricing Date:	February [8], 2007.

Expected Closing Date:	February 27, 2007.

Cut-off Date:	February 1, 2007.

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing February 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, one of the parties set forth in the pooling and servicing agreement, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
4) Solely with respect to the Class M-8 Certificates, the Mezzanine Policy (the party issuing such policy, the “Mortgage Insurer”) and the Class M-8 Policy (the party issuing such policy, the “Class M-8 Certificate Insurer” and together with the Mortgage Insurer, the “Mezzanine Insurers”).
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 2.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in March 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 35.30%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE

Class	Closing Date	After Stepdown Date
A	17.65%	35.30%
M-1 / M-2 / M-3	9.85%	19.70%
M-4	8.30%	16.60%
M-5	6.75%	13.50%
M-6	5.40%	10.80%
M-7	4.10%	8.20%
M-8	1.10%	2.20%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [42.06]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
March 2009 through February 2010	[1.45]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
March 2010 through February 2011	[3.20]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter
March 2011 through February 2012	[4.95]% for the first month, plus an additional 1/12th of [1.45]% for each month thereafter
March 2012 through February 2013	[6.40]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
March 2013 and thereafter	[7.15]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)    from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)   the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro-rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the Class A Certificates;
(iii)  to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(v)   to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)     to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)    to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class; and
(x)   to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0090%, the Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans allocable to scheduled payments due following the Cut-off Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class) and shortfalls resulting from the application of the Relief Act for such Distribution Date.

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.
Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap Agreement on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Master Servicing Fee Rate, (b) the Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Master Servicing Fee Rate, (b) the Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period, first, to the Class A Certificates, pro-rata (based on the Net WAC Rate Carryover Amount outstanding), and then to the Class M Certificates, sequentially. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trust will enter into a Swap Agreement with an initial notional amount of approximately $992,213,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate of (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trust from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)   to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M-1 through M-8 Certificates, sequentially;
(iv)      to reimburse the Class M-8 Certificate Insurer of any unreimbursed amounts paid under the Class M-8 Policy with respect to interest;
(v)   to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(vi)      to pay any previously allocated Realized Loss Amounts remaining on the Class M-1 through M-7 Certificates, sequentially;
(vii)     to the Class M-8 Certificate Insurer and to the Mezzanine Insurer, sequentially, for any unreimbursed amounts paid under the related policy and other amounts owed under the related insurance agreements;
(viii)    to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(ix)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)    to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M-1 through M-8 Certificates, sequentially;
(ii)   to reimburse the Class M-8 Certificate Insurer of any unreimbursed amounts paid under the Class M-8 Policy with respect to interest;
(iii)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iv)      to pay any previously allocated Realized Loss Amounts remaining on the Class M-1 through Class M-7 Certificates, sequentially;
(v)  to the Class M-8 Certificate Insurer and to the Mezzanine Insurer, sequentially, for any unreimbursed amounts paid under the related policy and other amounts owed under the related insurance agreements;
(vi)      to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)     to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)   from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)   to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xi)  to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)    from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(v)   to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)     to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,329,245.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 64.70% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,631,821.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,961,067.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,961,067.

Payment of Principal
Class M-5 Principal Distribution Amount:	The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,961,067.

Class M-6 Principal Distribution Amount:	The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,961,067.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,961,067.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,961,067.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)    to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;
(ii)   to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)   to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)     to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)    to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)   to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)     to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)    to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)    to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)     to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)    to the Class M-8 Certificate Insurer and to the Mezzanine Insurer, sequentially, for any unreimbursed amounts paid under the related policy and other amounts owed under the related insurance agreements;
(xvii)   to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xviii)   to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xix)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Glenn McIntyre	212-713-3180
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Henry Zhang	212-713-8589
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Angus Hamilton	212-713-1412
Andrew Slutzky	212-713-3425
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Kenneth_Epstein@standardandpoors.com

Peter Graham	212-438-1599
Peter_Graham@standardandpoors.com

Moody’s
Mark Branton	212-553-4175
mark.branton@moodys.com

Appendix 1-

Collateral Tables(1)

(1)
Statistics in the collateral tables are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-off Date scheduled balances of the related mortgage loans, and subject to a 5% variance.

Statistics in the collateral tables are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-off Date scheduled balances of the related mortgage loans, and subject to a 5% variance.

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	5,018
Aggregate Current Principal Balance:	$992,213,360
Average Current Principal Balance:	$197,731	$11,012-$1,500,000
Aggregate Original Principal Balance:	$993,268,492
Average Original Principal Balance:	$197,941	$11,020-$1,500,000
Fully Amortizing Non-IO Mortgage Loans:	30.94%
Fully Amortizing IO Mortgage Loans:	11.83%
Balloon Loans:	57.22%
1st Lien:	88.76%
Wtd. Avg. Gross Coupon:	8.223%	5.370%-13.250%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	356	167-358
Wtd. Avg. Margin(ARM Loan Only):	6.414%	2.850%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.345%	11.870%-17.725%
Minimum Interest Rate (ARM Loans Only):	7.851%	5.000%-11.225%
Wtd. Avg. Original LTV(1):	82.83%	14.90%-100.00%
Wtd. Avg. Borrower FICO:	644	500-817
Geographic Distribution (Top 5):	CA	39.73%
	FL	10.04%
	NY	9.48%
	MA	4.79%
	MD	4.47%

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	674	23,775,038	2.40	35,275	11.070	97.87	647	32.88	92.57
50,000.01 to 100,000.00	1,101	82,166,642	8.28	74,629	10.470	93.86	646	27.90	69.61
100,000.01 to 150,000.00	727	89,944,361	9.07	123,720	9.189	85.85	634	35.62	30.57
150,000.01 to 200,000.00	555	97,712,837	9.85	176,059	8.234	79.87	632	32.26	3.71
200,000.01 to 250,000.00	412	92,936,833	9.37	225,575	8.026	80.24	637	32.08	0.71
250,000.01 to 300,000.00	384	105,564,669	10.64	274,908	7.811	80.33	639	28.34	0.50
300,000.01 to 350,000.00	326	105,555,574	10.64	323,790	7.664	80.88	645	21.82	0.00
350,000.01 to 400,000.00	275	103,016,092	10.38	374,604	7.569	81.17	649	18.78	0.00
400,000.01 to 450,000.00	199	84,686,092	8.54	425,558	7.621	81.42	648	18.50	0.00
450,000.01 to 500,000.00	150	71,127,290	7.17	474,182	7.660	81.62	652	15.94	0.00
500,000.01 to 550,000.00	79	41,486,272	4.18	525,143	7.938	80.21	649	11.44	0.00
550,000.01 to 600,000.00	45	25,798,534	2.60	573,301	7.612	83.06	664	22.32	0.00
600,000.01 to 650,000.00	24	14,942,330	1.51	622,597	8.056	83.36	663	16.61	0.00
650,000.01 to 700,000.00	23	15,468,227	1.56	672,532	7.561	81.01	683	21.84	0.00
700,000.01 to 750,000.00	12	8,846,135	0.89	737,178	8.444	84.58	642	16.85	0.00
750,000.01 to 800,000.00	9	6,954,111	0.70	772,679	7.520	84.28	646	43.89	0.00
800,000.01 to 850,000.00	9	7,550,580	0.76	838,953	7.715	86.63	637	11.25	0.00
850,000.01 to 900,000.00	2	1,776,228	0.18	888,114	8.413	72.42	582	0.00	0.00
900,000.01 to 950,000.00	4	3,760,217	0.38	940,054	7.170	82.71	669	0.00	0.00
950,000.01 to 1,000,000.00	2	1,952,697	0.20	976,348	7.330	87.52	630	51.08	0.00
1,000,000.01 to 1,250,000.00	4	4,394,026	0.44	1,098,507	7.283	82.56	657	25.59	0.00
1,250,000.01 to 1,500,000.00	2	2,798,575	0.28	1,399,288	6.623	54.97	752	100.00	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	5	2,588,047	0.26	517,609	5.439	79.95	724	35.49	0.00
5.501 to 6.000	69	25,025,707	2.52	362,691	5.803	76.37	725	48.58	0.00
6.001 to 6.500	164	56,954,215	5.74	347,282	6.319	79.72	692	41.45	0.00
6.501 to 7.000	357	110,138,966	11.10	308,513	6.814	79.89	672	26.09	0.00
7.001 to 7.500	469	138,642,218	13.97	295,612	7.315	80.91	655	24.82	0.00
7.501 to 8.000	714	199,194,041	20.08	278,983	7.807	80.41	638	23.49	0.02
8.001 to 8.500	538	131,537,068	13.26	244,493	8.287	80.48	629	23.17	0.21
8.501 to 9.000	528	115,985,684	11.69	219,670	8.773	82.09	622	21.79	1.89
9.001 to 9.500	316	59,002,202	5.95	186,716	9.279	83.67	619	26.14	7.40
9.501 to 10.000	373	41,288,245	4.16	110,692	9.809	86.45	604	32.95	22.98
10.001 to 10.500	182	18,565,630	1.87	102,009	10.323	91.63	625	31.81	48.61
10.501 to 11.000	479	37,920,137	3.82	79,165	10.847	97.13	648	18.79	83.55
11.001 to 11.500	308	23,650,064	2.38	76,786	11.256	99.06	648	9.89	96.48
11.501 to 12.000	176	11,131,690	1.12	63,248	11.819	99.30	648	19.48	99.10
12.001 to 12.500	141	8,771,532	0.88	62,209	12.359	99.54	641	8.50	100.00
12.501 to 13.000	198	11,768,955	1.19	59,439	12.766	99.46	634	3.55	100.00
13.001 to 13.500	1	48,957	0.00	48,957	13.250	100.00	647	0.00	100.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	65	12,567,911	1.27	193,352	9.534	74.02	511	43.18	0.00
520 to 539	85	18,822,209	1.90	221,438	8.674	77.17	529	49.57	0.00
540 to 559	129	29,220,686	2.95	226,517	8.832	80.31	551	46.10	0.00
560 to 579	135	27,328,473	2.75	202,433	8.826	83.67	569	49.01	0.00
580 to 599	346	62,916,803	6.34	181,840	8.307	80.60	589	65.14	2.45
600 to 619	915	174,938,178	17.63	191,189	8.530	82.72	610	25.01	9.95
620 to 639	925	176,125,626	17.75	190,406	8.471	83.38	630	16.69	13.31
640 to 659	781	145,922,270	14.71	186,840	8.330	83.90	649	17.28	14.82
660 to 679	533	108,664,217	10.95	203,873	8.048	84.22	669	18.65	14.13
680 to 699	372	75,222,144	7.58	202,210	7.817	83.66	689	16.78	14.81
700 to 719	313	63,266,197	6.38	202,128	7.619	83.60	709	15.80	14.54
720 to 739	201	44,789,421	4.51	222,833	7.441	81.54	730	19.06	13.15
740 to 759	119	26,338,628	2.65	221,333	7.400	84.07	750	17.39	14.00
760 to 779	58	14,875,406	1.50	256,473	6.950	82.53	769	47.86	8.76
780 to 799	29	8,596,393	0.87	296,427	6.900	76.75	790	45.97	9.01
800 to 819	12	2,618,798	0.26	218,233	7.202	81.36	808	78.10	5.33
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	441	77,700,376	7.83	176,191	7.989	80.86	646	23.58	8.70
30.01 to 35.00	394	63,128,496	6.36	160,225	8.294	81.64	637	32.28	9.40
35.01 to 40.00	734	133,129,292	13.42	181,375	8.186	82.55	643	23.36	11.04
40.01 to 45.00	1,295	256,991,491	25.90	198,449	8.271	83.08	649	20.94	12.51
45.01 to 50.00	1,727	362,793,665	36.56	210,072	8.340	83.06	646	21.40	12.94
50.01 to 55.00	371	84,537,142	8.52	227,863	7.846	83.97	632	50.21	5.36
55.01 or more	56	13,932,899	1.40	248,802	7.919	84.60	626	45.93	3.60
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First Lien	3,340	880,707,508	88.76	263,685	7.854	80.70	643	26.34	0.00
Second Lien	1,678	111,505,852	11.24	66,452	11.139	99.65	660	16.26	100.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	54	10,501,204	1.06	194,467	7.348	41.18	646	36.36	0.00
50.01 to 55.00	28	6,010,420	0.61	214,658	7.781	52.74	621	24.62	0.00
55.01 to 60.00	32	7,026,135	0.71	219,567	7.573	58.28	646	34.55	0.00
60.01 to 65.00	46	11,385,000	1.15	247,500	8.207	63.33	592	24.21	0.00
65.01 to 70.00	91	22,590,021	2.28	248,242	7.869	68.70	608	24.55	0.00
70.01 to 75.00	100	26,163,326	2.64	261,633	7.757	73.97	622	24.84	0.00
75.01 to 80.00	2,274	600,072,835	60.48	263,884	7.778	79.91	650	21.19	0.00
80.01 to 85.00	190	52,876,304	5.33	278,296	7.914	84.46	613	37.21	0.20
85.01 to 90.00	256	73,121,163	7.37	285,630	8.097	89.58	635	40.01	0.93
90.01 to 95.00	348	73,011,678	7.36	209,804	8.537	94.68	640	43.90	6.57
95.01 to 100.00	1,599	109,455,276	11.03	68,452	11.025	99.94	661	17.76	96.77
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	1,440	250,088,732	25.21	173,673	7.963	83.25	631	100.00	7.25
Limited Documentation	742	174,597,926	17.60	235,307	7.704	83.30	641	0.00	8.19
Lite Documentation	247	52,127,531	5.25	211,043	7.998	84.89	634	0.00	11.34
Streamlined Documentation	2,221	409,668,084	41.29	184,452	8.658	83.77	660	0.00	17.70
Stated Documentation	368	105,731,087	10.66	287,313	8.119	76.42	628	0.00	0.62
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	3,394	593,138,679	59.78	174,761	8.396	83.97	653	21.14	15.29
Cash Out Refinance	1,512	372,699,498	37.56	246,494	7.982	81.11	631	30.58	5.14
Rate & Term Refinance	112	26,375,183	2.66	235,493	7.748	81.65	651	40.62	6.18
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,468	681,062,298	68.64	196,385	8.198	82.66	641	25.49	11.16
Planned Unit Development	660	121,342,015	12.23	183,852	8.368	83.26	641	28.64	12.16
Condominium	546	94,945,728	9.57	173,893	8.126	83.12	656	26.32	11.44
Two to Four Family	344	94,863,320	9.56	275,765	8.315	83.27	663	17.64	10.41
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,818	955,712,266	96.32	198,363	8.217	82.71	643	24.82	11.45
Second Home	131	21,172,061	2.13	161,619	8.429	85.51	676	13.80	9.85
Investor Occupied	69	15,329,033	1.54	222,160	8.336	86.70	686	65.04	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	1,072	289,647,174	29.19	270,193	7.857	82.02	650	18.54	11.01
Northern California	402	104,599,803	10.54	260,199	8.039	83.27	648	19.12	12.92
Florida	603	99,659,315	10.04	165,272	8.476	82.21	640	26.26	11.31
New York	349	94,030,689	9.48	269,429	8.257	82.68	655	13.95	12.15
Massachusetts	219	47,545,479	4.79	217,103	7.961	81.06	650	28.07	10.15
Maryland	220	44,317,232	4.47	201,442	8.510	83.63	637	27.89	10.99
Illinois	270	42,744,444	4.31	158,313	8.602	84.19	635	38.63	10.71
New Jersey	170	38,182,623	3.85	224,604	8.178	84.00	647	29.33	8.98
Texas	344	35,700,887	3.60	103,782	8.789	83.87	633	39.73	12.92
Washington	184	29,253,420	2.95	158,986	8.268	83.67	636	39.08	11.97
Other	1,185	166,532,294	16.78	140,534	8.588	83.74	634	34.87	10.57
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91331	14	3,957,894	0.40	282,707	7.884	82.01	675	0.00	16.24
91402	16	3,584,834	0.36	224,052	7.875	83.47	671	23.27	20.46
11221	11	3,560,845	0.36	323,713	8.488	83.08	691	0.00	16.49
91344	9	3,535,201	0.36	392,800	8.539	84.95	619	3.67	10.13
93551	12	3,524,112	0.36	293,676	7.691	84.96	650	19.57	7.34
92880	9	3,340,572	0.34	371,175	6.795	79.92	708	0.00	9.89
92345	18	3,168,119	0.32	176,007	8.116	84.65	649	10.38	15.92
11434	11	2,806,761	0.28	255,160	8.417	85.03	655	2.67	17.34
92336	12	2,776,499	0.28	231,375	7.939	83.58	653	13.50	14.27
94591	9	2,748,221	0.28	305,358	7.791	82.25	629	34.69	11.23
Other	4,897	959,210,303	96.67	195,877	8.232	82.81	644	25.72	11.14
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	83	6,266,356	0.63	75,498	10.664	95.98	651	13.28	80.75
181 to 240	2	321,983	0.03	160,992	8.821	64.45	577	50.03	0.00
301 to 360	4,933	985,625,021	99.34	199,802	8.207	82.76	644	25.27	10.80
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	83	6,266,356	0.63	75,498	10.664	95.98	651	13.28	80.75
181 to 240	2	321,983	0.03	160,992	8.821	64.45	577	50.03	0.00
301 to 360	4,933	985,625,021	99.34	199,802	8.207	82.76	644	25.27	10.80
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 50 YR AMTERM	814	250,300,438	25.23	307,494	7.926	80.72	632	19.23	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	780	209,145,479	21.08	268,135	8.125	80.48	630	21.65	0.00
30YR FXD	1,868	155,736,472	15.70	83,371	10.137	93.38	652	23.14	68.35
2/6 MONTH LIBOR	646	124,891,697	12.59	193,331	8.456	81.78	629	30.74	0.00
2/6 MONTH LIBOR - 60 MONTH IO	141	45,093,270	4.54	319,810	7.295	81.43	659	29.58	0.00
5/6 MONTH LIBOR - 60 MONTH IO	79	26,728,104	2.69	338,330	6.675	82.02	704	34.44	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	80	25,439,867	2.56	317,998	7.069	81.23	704	16.83	0.00
10/6 MONTH LIBOR - 120 MONTH IO	56	24,324,818	2.45	434,372	6.235	74.27	720	48.32	0.00
BALLOON OTHER - 40 YR AMTERM	101	23,293,113	2.35	230,625	7.882	79.32	617	43.21	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	56	16,783,792	1.69	299,711	7.578	81.65	687	11.08	0.00
5/6 MONTH LIBOR	62	14,937,527	1.51	240,928	7.182	80.22	692	30.28	0.00
BALLOON OTHER - 50 YR AMTERM	44	12,634,064	1.27	287,138	7.617	78.50	629	33.01	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	31	8,460,152	0.85	272,908	8.143	83.23	616	31.94	0.00
3/6 MONTH LIBOR	31	5,804,853	0.59	187,253	7.949	82.54	632	21.74	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	16	5,613,046	0.57	350,815	6.957	79.21	714	55.30	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	18	5,530,693	0.56	307,261	7.080	80.82	678	34.06	0.00
5/6 MONTH LIBOR - 120 MONTH IO	16	5,506,980	0.56	344,186	6.694	81.79	702	25.92	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	19	5,477,947	0.55	288,313	8.090	83.37	611	33.40	0.00
2/6 MONTH LIBOR -120 MONTH IO	17	4,737,645	0.48	278,685	7.415	83.71	653	47.11	0.00
30YR FXD -120 MONTH IO	18	4,479,426	0.45	248,857	6.992	78.70	665	54.33	0.00
15YR BALLOON	69	4,323,523	0.44	62,660	11.592	99.60	649	15.07	100.00
3/6 MONTH LIBOR - 60 MONTH IO	10	3,426,617	0.35	342,662	7.446	85.86	647	16.51	0.00
10/6 MONTH LIBOR	18	3,394,735	0.34	188,596	7.165	82.71	697	72.71	0.00
15YR FXD	14	1,942,833	0.20	138,774	8.598	87.93	656	9.29	37.92
10/6 MONTH LIBOR - 60 MONTH IO	4	1,328,537	0.13	332,134	6.768	87.14	701	41.93	0.00
3/6 MONTH LIBOR - 120 MONTH IO	3	918,475	0.09	306,158	7.594	86.67	642	55.52	0.00
7/6 MONTH LIBOR - 120 MONTH IO	2	473,200	0.05	236,600	7.137	80.38	657	57.73	0.00
7/6 MONTH LIBOR - 50 YR AMTERM	1	407,812	0.04	407,812	7.495	85.00	623	100.00	0.00
30YR FXD - 60 MONTH IO	1	396,680	0.04	396,680	6.345	77.80	594	100.00	0.00
7/6 MONTH LIBOR - 40 YR AMTERM	1	359,580	0.04	359,580	6.950	64.90	536	0.00	0.00
20YR FXD	2	321,983	0.03	160,992	8.821	64.45	577	50.03	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,846	336,912,160	33.96	182,509	8.520	83.70	645	24.32	14.82
12	132	34,611,449	3.49	262,208	8.433	81.60	642	23.05	8.32
24	2,421	474,681,630	47.84	196,068	8.291	83.11	637	22.57	11.98
36	619	146,008,121	14.72	235,877	7.268	80.24	670	36.34	1.25
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,456	427,364,790	43.07	293,520	7.424	80.93	683	21.05	0.05
A	2,755	406,379,204	40.96	147,506	8.910	85.81	633	18.80	26.78
A-	393	70,121,441	7.07	178,426	8.314	80.91	593	61.81	3.51
B+	197	41,183,153	4.15	209,052	8.798	83.25	566	47.08	0.00
B	152	33,224,192	3.35	218,580	8.804	77.99	545	44.26	0.00
C	65	13,940,579	1.40	214,470	9.160	74.44	529	45.22	0.00
Total:	5,018	992,213,360	100.00	197,731	8.223	82.83	644	25.21	11.24

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-05	4	1,277,518	0.16	319,380	8.271	83.15	624	0.00	0.00
2008-06	8	1,960,367	0.25	245,046	8.028	81.64	605	33.08	0.00
2008-07	4	848,537	0.11	212,134	8.346	77.65	589	0.00	0.00
2008-08	20	4,944,799	0.63	247,240	8.915	81.87	625	16.72	0.00
2008-09	98	23,514,286	2.98	239,942	8.426	80.15	610	29.42	0.00
2008-10	500	128,575,198	16.29	257,150	8.337	81.23	618	26.86	0.00
2008-11	1,740	466,762,852	59.15	268,255	7.943	80.85	638	22.01	0.00
2008-12	24	6,284,972	0.80	261,874	7.722	81.99	662	27.13	0.00
2009-05	1	90,818	0.01	90,818	9.920	95.00	571	100.00	0.00
2009-08	2	325,435	0.04	162,717	7.982	80.00	639	0.00	0.00
2009-09	7	1,826,585	0.23	260,941	8.506	86.52	625	78.36	0.00
2009-10	22	5,519,949	0.70	250,907	8.189	83.23	614	33.98	0.00
2009-11	62	16,325,257	2.07	263,311	7.816	83.41	628	21.27	0.00
2011-09	1	164,823	0.02	164,823	9.045	66.00	588	0.00	0.00
2011-10	35	12,850,939	1.63	367,170	7.204	82.29	694	16.37	0.00
2011-11	254	75,229,678	9.53	296,180	7.005	81.32	700	25.51	0.00
2011-12	3	1,150,831	0.15	383,610	7.399	80.00	713	0.00	0.00
2013-11	4	1,240,592	0.16	310,148	7.201	77.41	611	54.89	0.00
2016-09	5	2,854,443	0.36	570,889	6.777	57.72	713	59.80	0.00
2016-10	13	4,796,617	0.61	368,971	6.337	77.43	728	25.46	0.00
2016-11	94	32,540,770	4.12	346,178	6.559	78.63	708	51.74	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	5	2,698,729	0.34	539,746	5.923	86.47	704	0.00	0.00
4.001 to 4.500	1	112,500	0.01	112,500	7.795	90.00	633	100.00	0.00
4.501 to 5.000	123	36,644,278	4.64	297,921	6.634	77.54	682	44.15	0.00
5.001 to 5.500	314	85,633,732	10.85	272,719	7.292	78.86	655	38.42	0.00
5.501 to 6.000	477	129,773,661	16.45	272,062	7.502	79.86	647	33.33	0.00
6.001 to 6.500	787	216,906,047	27.49	275,611	7.791	80.77	646	21.07	0.00
6.501 to 7.000	516	139,628,448	17.69	270,598	8.117	81.00	636	19.77	0.00
7.001 to 7.500	377	98,505,137	12.48	261,287	8.392	82.67	633	18.68	0.00
7.501 to 8.000	301	79,182,733	10.03	263,066	8.704	83.66	630	14.96	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.501 to 5.000	1	311,800	0.04	311,800	6.595	80.00	684	0.00	0.00
5.001 to 5.500	6	2,891,967	0.37	481,995	5.592	79.95	716	31.76	0.00
5.501 to 6.000	66	24,408,273	3.09	369,822	5.798	76.51	726	48.15	0.00
6.001 to 6.500	148	51,087,658	6.47	345,187	6.329	79.34	693	40.20	0.00
6.501 to 7.000	303	94,883,590	12.02	313,147	6.824	80.52	675	23.49	0.00
7.001 to 7.500	399	120,587,189	15.28	302,224	7.320	81.22	659	24.19	0.00
7.501 to 8.000	634	181,780,280	23.04	286,720	7.806	80.42	638	22.11	0.00
8.001 to 8.500	468	118,152,577	14.97	252,463	8.284	80.56	629	22.78	0.00
8.501 to 9.000	429	103,653,876	13.14	241,617	8.775	81.88	621	19.59	0.00
9.001 to 9.500	222	50,347,470	6.38	226,790	9.269	82.35	612	21.14	0.00
9.501 to 10.000	148	27,147,387	3.44	183,428	9.788	83.11	582	32.82	0.00
10.001 to 10.500	49	8,219,869	1.04	167,752	10.253	85.09	569	34.58	0.00
10.501 to 11.000	25	4,914,030	0.62	196,561	10.595	82.02	580	27.62	0.00
11.001 to 11.500	3	699,299	0.09	233,100	11.141	84.22	521	23.07	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	5	2,588,047	0.33	517,609	5.439	79.95	724	35.49	0.00
12.001 to 12.500	67	24,625,381	3.12	367,543	5.804	76.54	725	48.61	0.00
12.501 to 13.000	146	50,739,306	6.43	347,529	6.312	79.46	694	40.88	0.00
13.001 to 13.500	304	95,032,559	12.04	312,607	6.823	80.46	675	23.00	0.00
13.501 to 14.000	410	123,950,301	15.71	302,318	7.332	81.16	658	25.72	0.00
14.001 to 14.500	638	182,109,033	23.08	285,437	7.814	80.49	638	21.13	0.00
14.501 to 15.000	467	118,145,192	14.97	252,988	8.302	80.45	629	22.48	0.00
15.001 to 15.500	424	101,267,206	12.83	238,838	8.776	81.97	621	19.21	0.00
15.501 to 16.000	223	50,901,516	6.45	228,258	9.284	82.30	612	21.98	0.00
16.001 to 16.500	146	27,526,601	3.49	188,538	9.816	83.45	582	33.13	0.00
16.501 to 17.000	44	6,786,587	0.86	154,241	10.214	84.60	564	33.90	0.00
17.001 to 17.500	24	4,714,238	0.60	196,427	10.657	82.11	577	28.79	0.00
17.501 to 18.000	3	699,299	0.09	233,100	11.141	84.22	521	23.07	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	8	1,254,793	0.16	156,849	8.597	80.86	593	56.65	0.00
1.500	1	103,757	0.01	103,757	8.720	80.00	587	100.00	0.00
2.000	1	119,751	0.02	119,751	9.300	80.00	638	0.00	0.00
3.000	2,682	714,442,408	90.54	266,384	7.980	81.03	638	22.90	0.00
5.000	209	73,164,557	9.27	350,070	6.604	79.16	706	43.11	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00
Total:	2,901	789,085,266	100.00	272,005	7.853	80.85	644	24.84	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,845
Aggregate Current Principal Balance:	$265,849,075
Average Current Principal Balance:	$144,092	$11,012-$684,455
Aggregate Original Principal Balance:	$266,185,468
Average Original Principal Balance:	$144,274	$11,020-$685,000
Fully Amortizing Non-IO Mortgage Loans:	37.43%
Fully Amortizing IO Mortgage Loans:	6.08%
Balloon Loans:	56.50%
1st Lien:	88.86%
Wtd. Avg. Gross Coupon:	8.279%	5.475%-12.950%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	355	174-358
Wtd. Avg. Margin(ARM Loan Only):	6.308%	3.328%-7.990%
Maximum Interest Rate (ARM Loans Only):	14.366%	11.975%-17.495%
Minimum Interest Rate (ARM Loans Only):	7.876%	5.000%-10.995%
Wtd. Avg. Original LTV(1):	81.30%	16.70%-100.00%
Wtd. Avg. Borrower FICO:	634	502-817
Geographic Distribution (Top 5):	CA	24.90%
	FL	9.57%
	MA	8.02%
	IL	7.88%
	MD	6.52%

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	393	13,373,517	5.03	34,029	11.182	98.59	644	29.26	95.53
50,000.01 to 100,000.00	445	31,843,309	11.98	71,558	10.042	90.59	635	36.06	52.89
100,000.01 to 150,000.00	273	34,331,785	12.91	125,757	8.387	79.34	619	47.95	0.00
150,000.01 to 200,000.00	253	44,157,794	16.61	174,537	8.134	78.03	623	37.01	0.00
200,000.01 to 250,000.00	145	32,288,490	12.15	222,679	7.782	78.95	640	34.28	0.00
250,000.01 to 300,000.00	135	37,243,620	14.01	275,879	7.748	78.33	632	26.99	0.00
300,000.01 to 350,000.00	96	31,015,539	11.67	323,079	7.465	79.13	646	22.72	0.00
350,000.01 to 400,000.00	71	26,604,162	10.01	374,707	7.474	79.43	640	16.78	0.00
400,000.01 to 450,000.00	23	9,585,977	3.61	416,782	7.586	81.02	644	8.59	0.00
450,000.01 to 500,000.00	10	4,720,426	1.78	472,043	7.939	80.01	653	0.00	0.00
650,000.01 to 700,000.00	1	684,455	0.26	684,455	6.000	76.10	705	0.00	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	259,547	0.10	259,547	5.475	77.60	773	0.00	0.00
5.501 to 6.000	14	5,107,582	1.92	364,827	5.826	76.42	716	41.12	0.00
6.001 to 6.500	58	14,689,004	5.53	253,259	6.339	79.54	684	47.28	0.00
6.501 to 7.000	129	31,605,298	11.89	245,002	6.804	78.67	671	25.13	0.00
7.001 to 7.500	151	34,601,217	13.02	229,147	7.320	78.60	648	26.32	0.00
7.501 to 8.000	258	52,217,516	19.64	202,393	7.810	78.95	630	31.24	0.07
8.001 to 8.500	201	35,323,234	13.29	175,737	8.301	78.84	618	36.00	0.23
8.501 to 9.000	207	33,674,656	12.67	162,679	8.768	80.63	615	26.87	2.09
9.001 to 9.500	120	14,593,530	5.49	121,613	9.266	80.56	601	36.96	6.81
9.501 to 10.000	137	12,104,042	4.55	88,351	9.789	80.99	577	38.72	16.82
10.001 to 10.500	67	6,409,692	2.41	95,667	10.293	86.20	581	42.75	30.71
10.501 to 11.000	179	10,368,016	3.90	57,922	10.867	97.85	638	27.42	86.65
11.001 to 11.500	94	4,533,798	1.71	48,232	11.291	99.28	647	16.17	98.14
11.501 to 12.000	66	3,024,426	1.14	45,825	11.835	99.56	640	23.90	100.00
12.001 to 12.500	62	2,710,321	1.02	43,715	12.366	99.75	634	9.26	100.00
12.501 to 13.000	101	4,627,197	1.74	45,814	12.788	99.54	630	2.47	100.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	31	5,768,609	2.17	186,084	9.591	74.66	513	27.71	0.00
520 to 539	52	10,836,568	4.08	208,396	8.876	75.22	530	32.74	0.00
540 to 559	49	8,478,138	3.19	173,023	8.905	73.33	551	47.28	0.00
560 to 579	53	8,397,193	3.16	158,438	8.896	79.24	570	50.56	0.00
580 to 599	169	23,381,624	8.80	138,353	8.306	79.48	589	76.84	1.87
600 to 619	353	45,045,393	16.94	127,607	8.609	81.91	609	30.32	13.67
620 to 639	366	48,988,550	18.43	133,848	8.605	83.37	630	22.98	17.50
640 to 659	293	41,229,858	15.51	140,716	8.227	82.21	649	19.68	15.10
660 to 679	178	26,081,812	9.81	146,527	7.824	82.82	668	21.49	11.12
680 to 699	107	15,885,495	5.98	148,463	7.549	82.29	689	29.24	11.85
700 to 719	80	12,629,445	4.75	157,868	7.482	81.71	709	15.56	10.23
720 to 739	60	9,875,253	3.71	164,588	7.416	80.35	729	14.68	11.88
740 to 759	34	5,630,350	2.12	165,599	7.104	83.76	750	33.17	10.97
760 to 779	13	2,542,211	0.96	195,555	6.850	79.01	768	31.48	9.34
780 to 799	5	744,561	0.28	148,912	6.587	82.13	787	79.24	15.84
800 to 819	2	334,013	0.13	167,006	7.453	95.00	815	100.00	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	121	17,208,196	6.47	142,216	8.045	76.77	636	19.90	9.29
30.01 to 35.00	166	21,122,115	7.95	127,242	8.387	80.74	629	34.67	9.91
35.01 to 40.00	273	35,992,633	13.54	131,841	8.430	81.38	630	26.57	10.90
40.01 to 45.00	452	60,325,729	22.69	133,464	8.409	82.31	641	27.09	14.76
45.01 to 50.00	646	99,460,493	37.41	153,964	8.284	81.44	636	24.88	11.40
50.01 to 55.00	163	26,961,749	10.14	165,410	7.954	81.83	625	66.31	6.04
55.01 or more	24	4,778,160	1.80	199,090	7.588	80.56	606	49.88	2.81
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First Lien	1,209	236,230,641	88.86	195,393	7.905	79.00	632	31.89	0.00
Second Lien	636	29,618,433	11.14	46,570	11.264	99.63	648	21.35	100.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	28	4,560,602	1.72	162,879	7.990	41.57	620	17.12	0.00
50.01 to 55.00	20	4,085,214	1.54	204,261	8.160	53.16	594	15.12	0.00
55.01 to 60.00	20	4,321,071	1.63	216,054	7.893	58.13	605	28.02	0.00
60.01 to 65.00	19	4,021,482	1.51	211,657	8.315	62.75	600	11.08	0.00
65.01 to 70.00	46	10,561,134	3.97	229,590	8.243	68.86	591	0.84	0.00
70.01 to 75.00	55	12,429,805	4.68	225,996	7.974	74.07	610	1.48	0.00
75.01 to 80.00	775	148,342,791	55.80	191,410	7.767	79.84	642	29.15	0.00
80.01 to 85.00	87	18,122,571	6.82	208,305	7.844	84.49	620	43.38	0.00
85.01 to 90.00	93	19,004,561	7.15	204,350	8.211	89.48	635	52.76	0.72
90.01 to 95.00	96	10,847,868	4.08	112,999	9.197	94.59	617	87.81	13.71
95.01 to 100.00	606	29,551,975	11.12	48,766	11.078	99.94	650	25.97	94.73
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	622	81,654,689	30.71	131,278	8.151	84.13	622	100.00	7.74
Limited Documentation	234	35,737,744	13.44	152,725	7.696	79.70	636	0.00	11.10
Lite Documentation	69	9,304,045	3.50	134,841	8.252	82.63	622	0.00	19.51
Streamlined Documentation	679	82,077,033	30.87	120,879	8.824	84.20	656	0.00	21.22
Stated Documentation	241	57,075,564	21.47	236,828	8.048	73.85	621	0.00	0.16
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	842	164,863,520	62.01	195,800	8.045	79.26	629	27.16	5.42
Purchase	932	88,824,308	33.41	95,305	8.763	84.94	642	36.50	22.21
Rate & Term Refinance	71	12,161,247	4.57	171,285	7.911	82.25	641	36.70	7.86
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	1,300	183,277,588	68.94	140,983	8.264	81.19	632	31.89	11.26
Planned Unit Development	259	35,331,453	13.29	136,415	8.613	82.76	631	33.71	13.85
Condominium	200	26,217,753	9.86	131,089	8.182	82.14	645	31.87	12.59
Two to Four Family	86	21,022,281	7.91	244,445	7.972	78.75	641	14.04	3.78
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,814	261,072,157	98.20	143,921	8.281	81.29	633	30.24	11.30
Investor Occupied	17	2,822,199	1.06	166,012	7.904	80.75	683	79.53	0.00
Second Home	14	1,954,719	0.74	139,623	8.500	82.90	666	24.14	5.85
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	243	52,816,474	19.87	217,352	7.771	77.89	637	15.89	9.71
Florida	197	25,438,904	9.57	129,131	8.540	80.42	626	26.59	14.14
Massachusetts	116	21,310,260	8.02	183,709	7.919	80.68	645	27.38	9.42
Illinois	153	20,951,666	7.88	136,939	8.560	83.96	631	43.66	10.96
Maryland	105	17,328,066	6.52	165,029	8.453	81.63	640	27.96	12.72
New York	71	14,464,519	5.44	203,726	7.879	77.70	635	19.87	5.49
Northern California	75	13,367,863	5.03	178,238	8.080	80.83	643	15.28	15.85
New Jersey	62	11,569,625	4.35	186,607	8.143	82.04	628	30.40	5.87
Washington	82	10,668,213	4.01	130,100	8.207	82.61	640	37.32	11.55
Texas	136	9,906,195	3.73	72,840	8.928	83.53	615	55.62	11.30
Other	605	68,027,291	25.59	112,442	8.622	83.75	632	42.26	12.40
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
20874	7	1,498,461	0.56	214,066	8.024	81.49	674	0.00	7.45
93551	5	1,406,345	0.53	281,269	7.367	83.65	667	0.00	5.54
92392	6	1,287,988	0.48	214,665	7.676	80.03	581	47.89	10.04
20784	7	1,208,510	0.45	172,644	9.433	79.32	623	0.00	16.87
11550	4	1,162,606	0.44	290,651	7.653	84.80	691	32.18	6.44
60804	8	1,122,895	0.42	140,362	8.618	81.24	620	38.18	12.68
60634	6	1,084,014	0.41	180,669	7.938	84.00	658	31.80	19.99
93550	7	1,072,981	0.40	153,283	8.020	78.88	626	68.94	17.37
33033	8	1,069,151	0.40	133,644	8.108	84.00	661	0.00	20.00
60073	8	1,066,819	0.40	133,352	9.220	84.00	635	0.00	19.99
Other	1,779	253,869,305	95.49	142,703	8.284	81.26	634	31.18	11.05
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	33	1,733,632	0.65	52,534	10.959	94.22	644	13.51	84.83
181 to 240	2	321,983	0.12	160,992	8.821	64.45	577	50.03	0.00
301 to 360	1,810	263,793,459	99.23	145,742	8.261	81.23	634	30.80	10.67
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	33	1,733,632	0.65	52,534	10.959	94.22	644	13.51	84.83
181 to 240	2	321,983	0.12	160,992	8.821	64.45	577	50.03	0.00
301 to 360	1,810	263,793,459	99.23	145,742	8.261	81.23	634	30.80	10.67
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	285	57,062,642	21.46	200,220	8.050	78.96	627	27.91	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	246	56,719,082	21.34	230,565	7.925	78.77	621	29.40	0.00
30YR FXD	752	51,511,162	19.38	68,499	9.837	89.98	638	27.42	54.64
2/6 MONTH LIBOR	264	39,727,033	14.94	150,481	8.409	79.98	617	37.60	0.00
BALLOON OTHER - 40 YR AMTERM	56	11,605,120	4.37	207,234	7.978	77.08	610	37.45	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	26	5,638,096	2.12	216,850	7.126	78.28	685	26.77	0.00
2/6 MONTH LIBOR - 60 MONTH IO	18	5,001,988	1.88	277,888	6.936	78.81	675	13.40	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	21	4,962,076	1.87	236,289	7.412	82.12	689	10.95	0.00
5/6 MONTH LIBOR - 60 MONTH IO	18	4,609,957	1.73	256,109	6.613	80.88	684	34.75	0.00
5/6 MONTH LIBOR	24	4,350,761	1.64	181,282	6.833	81.69	712	44.96	0.00
10/6 MONTH LIBOR - 120 MONTH IO	12	3,882,186	1.46	323,516	6.497	74.64	716	19.47	0.00
BALLOON OTHER - 50 YR AMTERM	19	3,638,055	1.37	191,477	7.679	74.98	625	33.31	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	11	3,065,272	1.15	278,661	7.257	78.61	657	49.32	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	11	2,347,222	0.88	213,384	7.868	80.32	597	49.41	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	8	1,974,209	0.74	246,776	7.774	80.79	601	22.50	0.00
10/6 MONTH LIBOR	10	1,750,052	0.66	175,005	7.040	80.00	700	81.90	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	5	1,469,801	0.55	293,960	7.024	75.22	690	29.90	0.00
3/6 MONTH LIBOR	12	1,409,278	0.53	117,440	8.313	82.21	623	32.87	0.00
15YR BALLOON	27	1,305,804	0.49	48,363	11.779	99.38	639	10.86	100.00
2/6 MONTH LIBOR - 120 MONTH IO	5	1,043,734	0.39	208,747	6.982	81.64	687	42.15	0.00
5/6 MONTH LIBOR - 120 MONTH IO	3	809,020	0.30	269,673	6.790	83.88	720	52.78	0.00
3/6 MONTH LIBOR - 60 MONTH IO	2	535,700	0.20	267,850	6.936	84.25	675	0.00	0.00
15YR FXD	6	427,827	0.16	71,305	8.455	78.48	658	21.61	38.52
7/6 MONTH LIBOR - 50 YR AMTERM	1	407,812	0.15	407,812	7.495	85.00	623	100.00	0.00
20YR FXD	2	321,983	0.12	160,992	8.821	64.45	577	50.03	0.00
7/6 MONTH LIBOR - 120 MONTH IO	1	273,200	0.10	273,200	6.945	94.20	650	100.00	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	730	101,306,911	38.11	138,777	8.376	81.92	633	31.78	12.51
12	37	6,461,760	2.43	174,642	8.439	78.14	639	10.53	9.52
24	821	112,179,860	42.20	136,638	8.453	81.98	628	28.67	14.04
36	257	45,900,543	17.27	178,601	7.619	78.70	649	36.21	1.26
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A	1,011	106,551,408	40.08	105,392	8.909	84.69	630	24.45	26.88
AA	457	98,808,669	37.17	216,212	7.353	79.92	678	23.64	0.00
A-	192	26,253,152	9.88	136,735	8.371	79.76	594	72.39	3.73
B	78	15,313,147	5.76	196,322	8.903	75.63	547	34.28	0.00
B+	75	12,142,399	4.57	161,899	8.769	77.56	567	51.28	0.00
C	32	6,780,300	2.55	211,884	9.223	73.39	530	26.01	0.00
Total:	1,845	265,849,075	100.00	144,092	8.279	81.30	634	30.71	11.14

Next Adjustment Date of the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-08	5	979,706	0.50	195,941	8.836	72.49	590	32.29	0.00
2008-09	44	7,730,007	3.92	175,682	8.439	77.71	599	40.70	0.00
2008-10	187	36,670,937	18.61	196,101	8.365	79.48	611	29.42	0.00
2008-11	581	114,001,133	57.86	196,215	7.920	79.21	631	30.18	0.00
2008-12	1	172,697	0.09	172,697	7.875	80.00	648	0.00	0.00
2009-09	2	334,022	0.17	167,011	8.853	85.10	622	51.01	0.00
2009-10	10	1,926,894	0.98	192,689	7.763	77.11	604	18.12	0.00
2009-11	21	4,005,493	2.03	190,738	7.821	82.89	613	38.64	0.00
2011-09	1	164,823	0.08	164,823	9.045	66.00	588	0.00	0.00
2011-10	11	2,791,171	1.42	253,743	6.883	81.54	686	25.29	0.00
2011-11	80	17,413,916	8.84	217,674	7.004	80.77	695	30.62	0.00
2013-11	2	681,012	0.35	340,506	7.274	88.69	634	100.00	0.00
2016-09	3	930,709	0.47	310,236	7.207	86.92	684	22.24	0.00
2016-10	4	778,329	0.40	194,582	6.613	68.57	706	11.86	0.00
2016-11	31	8,458,274	4.29	272,848	6.887	76.50	691	45.41	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	1	181,807	0.09	181,807	8.220	80.00	658	0.00	0.00
4.501 to 5.000	47	11,538,955	5.86	245,510	6.690	78.96	667	52.36	0.00
5.001 to 5.500	120	24,537,272	12.45	204,477	7.681	80.10	640	41.73	0.00
5.501 to 6.000	180	35,972,887	18.26	199,849	7.621	78.58	635	39.63	0.00
6.001 to 6.500	266	53,185,688	26.99	199,946	7.764	78.74	640	26.31	0.00
6.501 to 7.000	193	38,054,684	19.31	197,175	8.198	78.33	624	23.35	0.00
7.001 to 7.500	127	23,305,296	11.83	183,506	8.478	81.59	624	26.13	0.00
7.501 to 8.000	49	10,262,533	5.21	209,439	8.584	81.65	619	20.20	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.501 to 5.000	1	311,800	0.16	311,800	6.595	80.00	684	0.00	0.00
5.001 to 5.500	1	259,547	0.13	259,547	5.475	77.60	773	0.00	0.00
5.501 to 6.000	13	4,856,381	2.46	373,568	5.818	75.98	715	38.08	0.00
6.001 to 6.500	52	13,314,403	6.76	256,046	6.327	79.66	688	51.03	0.00
6.501 to 7.000	105	25,588,540	12.99	243,700	6.808	79.61	676	26.51	0.00
7.001 to 7.500	118	27,654,895	14.04	234,364	7.328	79.27	652	27.29	0.00
7.501 to 8.000	218	46,071,899	23.38	211,339	7.805	79.09	630	29.00	0.00
8.001 to 8.500	161	29,014,500	14.73	180,214	8.305	79.23	619	37.58	0.00
8.501 to 9.000	153	26,587,677	13.49	173,776	8.780	80.04	613	21.63	0.00
9.001 to 9.500	80	11,252,150	5.71	140,652	9.257	78.97	594	32.05	0.00
9.501 to 10.000	54	7,709,650	3.91	142,771	9.772	77.70	556	36.42	0.00
10.001 to 10.500	20	3,394,808	1.72	169,740	10.274	81.28	538	44.21	0.00
10.501 to 11.000	7	1,022,872	0.52	146,125	10.469	85.57	578	65.81	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	1	259,547	0.13	259,547	5.475	77.60	773	0.00	0.00
12.001 to 12.500	14	5,073,489	2.57	362,392	5.843	76.15	711	40.73	0.00
12.501 to 13.000	51	13,097,295	6.65	256,810	6.326	79.65	689	50.22	0.00
13.001 to 13.500	106	25,900,340	13.14	244,343	6.805	79.61	676	26.19	0.00
13.501 to 14.000	123	28,649,194	14.54	232,920	7.343	79.10	651	28.76	0.00
14.001 to 14.500	217	45,846,749	23.27	211,275	7.816	79.28	631	28.19	0.00
14.501 to 15.000	161	29,019,484	14.73	180,245	8.317	79.13	618	37.11	0.00
15.001 to 15.500	153	26,316,812	13.36	172,005	8.788	80.16	612	22.30	0.00
15.501 to 16.000	81	11,386,566	5.78	140,575	9.285	78.79	595	32.00	0.00
16.001 to 16.500	52	7,657,559	3.89	147,261	9.800	77.86	554	37.09	0.00
16.501 to 17.000	18	3,009,008	1.53	167,167	10.213	80.64	539	39.44	0.00
17.001 to 17.500	6	823,079	0.42	137,180	10.789	86.93	562	81.78	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	3	277,139	0.14	92,380	10.041	91.75	566	83.24	0.00
3.000	920	180,579,562	91.65	196,282	7.968	79.33	630	30.18	0.00
5.000	60	16,182,421	8.21	269,707	6.810	78.80	689	42.33	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00
Total:	983	197,039,122	100.00	200,447	7.876	79.30	635	31.25	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are approximate, as of the Cut-off Date (except for FICO and LTV which are as of origination), based on Cut-Off Date scheduled balances of the related mortgage loan, and subject to a 5% variance.

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,173
Aggregate Current Principal Balance:	$726,364,285
Average Current Principal Balance:	$228,920	$13,876-$1,500,000
Aggregate Original Principal Balance:	$727,083,024
Average Original Principal Balance:	$229,147	$13,900-$1,500,000
Fully Amortizing Non-IO Mortgage Loans:	28.57%
Fully Amortizing IO Mortgage Loans:	13.94%
Balloon Loans:	57.49%
1st Lien:	88.73%
Wtd. Avg. Gross Coupon:	8.203%	5.370%-13.250%
Wtd. Avg. Original Term(months):	359	180-360
Wtd. Avg. Remaining Term(months):	356	167-358
Wtd. Avg. Margin(ARM Loan Only):	6.450%	2.850%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.337%	11.870%-17.725%
Minimum Interest Rate (ARM Loans Only):	7.843%	5.370%-11.225%
Wtd. Avg. Original LTV(1):	83.39%	14.90%-100.00%
Wtd. Avg. Borrower FICO:	648	500-815
Geographic Distribution (Top 5):	CA	45.17%
	NY	10.95%
	FL	10.22%
	MD	3.72%
	NJ	3.66%

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	281	10,401,521	1.43	37,016	10.926	96.95	652	37.54	88.77
50,000.01 to 100,000.00	656	50,323,334	6.93	76,712	10.740	95.94	653	22.74	80.18
100,000.01 to 150,000.00	454	55,612,576	7.66	122,495	9.684	89.87	644	28.00	49.43
150,000.01 to 200,000.00	302	53,555,043	7.37	177,335	8.316	81.39	639	28.34	6.77
200,000.01 to 250,000.00	267	60,648,343	8.35	227,147	8.156	80.93	636	30.90	1.09
250,000.01 to 300,000.00	249	68,321,048	9.41	274,382	7.846	81.43	643	29.07	0.77
300,000.01 to 350,000.00	230	74,540,035	10.26	324,087	7.747	81.60	644	21.45	0.00
350,000.01 to 400,000.00	204	76,411,930	10.52	374,568	7.602	81.78	652	19.48	0.00
400,000.01 to 450,000.00	176	75,100,115	10.34	426,705	7.626	81.47	649	19.77	0.00
450,000.01 to 500,000.00	140	66,406,864	9.14	474,335	7.641	81.73	652	17.08	0.00
500,000.01 to 550,000.00	79	41,486,272	5.71	525,143	7.938	80.21	649	11.44	0.00
550,000.01 to 600,000.00	45	25,798,534	3.55	573,301	7.612	83.06	664	22.32	0.00
600,000.01 to 650,000.00	24	14,942,330	2.06	622,597	8.056	83.36	663	16.61	0.00
650,000.01 to 700,000.00	22	14,783,772	2.04	671,990	7.633	81.24	682	22.85	0.00
700,000.01 to 750,000.00	12	8,846,135	1.22	737,178	8.444	84.58	642	16.85	0.00
750,000.01 to 800,000.00	9	6,954,111	0.96	772,679	7.520	84.28	646	43.89	0.00
800,000.01 to 850,000.00	9	7,550,580	1.04	838,953	7.715	86.63	637	11.25	0.00
850,000.01 to 900,000.00	2	1,776,228	0.24	888,114	8.413	72.42	582	0.00	0.00
900,000.01 to 950,000.00	4	3,760,217	0.52	940,054	7.170	82.71	669	0.00	0.00
950,000.01 to 1,000,000.00	2	1,952,697	0.27	976,348	7.330	87.52	630	51.08	0.00
1,000,000.01 to 1,250,000.00	4	4,394,026	0.60	1,098,507	7.283	82.56	657	25.59	0.00
1,250,000.01 to 1,500,000.00	2	2,798,575	0.39	1,399,288	6.623	54.97	752	100.00	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	4	2,328,500	0.32	582,125	5.435	80.21	719	39.45	0.00
5.501 to 6.000	55	19,918,125	2.74	362,148	5.797	76.36	728	50.49	0.00
6.001 to 6.500	106	42,265,211	5.82	398,728	6.313	79.78	694	39.42	0.00
6.501 to 7.000	228	78,533,669	10.81	344,446	6.818	80.38	672	26.47	0.00
7.001 to 7.500	318	104,041,001	14.32	327,173	7.313	81.68	658	24.32	0.00
7.501 to 8.000	456	146,976,525	20.23	322,317	7.806	80.93	641	20.73	0.00
8.001 to 8.500	337	96,213,835	13.25	285,501	8.282	81.09	633	18.46	0.21
8.501 to 9.000	321	82,311,027	11.33	256,421	8.775	82.69	624	19.72	1.80
9.001 to 9.500	196	44,408,671	6.11	226,575	9.284	84.70	625	22.59	7.59
9.501 to 10.000	236	29,184,203	4.02	123,662	9.817	88.72	615	30.55	25.53
10.001 to 10.500	115	12,155,938	1.67	105,704	10.339	94.50	648	26.05	58.06
10.501 to 11.000	300	27,552,122	3.79	91,840	10.839	96.86	652	15.54	82.38
11.001 to 11.500	214	19,116,266	2.63	89,328	11.248	99.01	649	8.40	96.08
11.501 to 12.000	110	8,107,265	1.12	73,702	11.814	99.21	651	17.82	98.77
12.001 to 12.500	79	6,061,211	0.83	76,724	12.355	99.45	644	8.17	100.00
12.501 to 13.000	97	7,141,758	0.98	73,626	12.752	99.41	637	4.26	100.00
13.001 to 13.500	1	48,957	0.01	48,957	13.250	100.00	647	0.00	100.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	34	6,799,302	0.94	199,979	9.485	73.48	510	56.31	0.00
520 to 539	33	7,985,641	1.10	241,989	8.399	79.81	529	72.41	0.00
540 to 559	80	20,742,548	2.86	259,282	8.803	83.17	551	45.61	0.00
560 to 579	82	18,931,280	2.61	230,869	8.795	85.64	569	48.33	0.00
580 to 599	177	39,535,178	5.44	223,363	8.308	81.27	588	58.22	2.79
600 to 619	562	129,892,785	17.88	231,126	8.503	83.00	610	23.16	8.66
620 to 639	559	127,137,076	17.50	227,437	8.419	83.39	629	14.27	11.69
640 to 659	488	104,692,412	14.41	214,534	8.370	84.56	649	16.34	14.71
660 to 679	355	82,582,405	11.37	232,626	8.119	84.66	669	17.75	15.08
680 to 699	265	59,336,649	8.17	223,912	7.888	84.03	689	13.45	15.60
700 to 719	233	50,636,752	6.97	217,325	7.653	84.07	709	15.86	15.61
720 to 739	141	34,914,168	4.81	247,618	7.448	81.88	730	20.30	13.51
740 to 759	85	20,708,278	2.85	243,627	7.481	84.16	749	13.10	14.82
760 to 779	45	12,333,195	1.70	274,071	6.971	83.26	769	51.24	8.64
780 to 799	24	7,851,833	1.08	327,160	6.930	76.24	791	42.81	8.36
800 to 819	10	2,284,786	0.31	228,479	7.165	79.36	806	74.90	6.10
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	320	60,492,180	8.33	189,038	7.973	82.02	649	24.63	8.54
30.01 to 35.00	228	42,006,380	5.78	184,239	8.247	82.10	641	31.08	9.14
35.01 to 40.00	461	97,136,658	13.37	210,709	8.095	82.99	648	22.18	11.10
40.01 to 45.00	843	196,665,763	27.08	233,293	8.228	83.31	652	19.05	11.81
45.01 to 50.00	1,081	263,333,172	36.25	243,601	8.362	83.67	650	20.08	13.52
50.01 to 55.00	208	57,575,393	7.93	276,805	7.796	84.98	635	42.67	5.04
55.01 or more	32	9,154,739	1.26	286,086	8.092	86.70	636	43.87	4.01
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
First Lien	2,131	644,476,867	88.73	302,429	7.835	81.33	646	24.30	0.00
Second Lien	1,042	81,887,418	11.27	78,587	11.094	99.66	664	14.42	100.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	26	5,940,602	0.82	228,485	6.856	40.88	667	51.14	0.00
50.01 to 55.00	8	1,925,206	0.27	240,651	6.976	51.85	679	44.77	0.00
55.01 to 60.00	12	2,705,064	0.37	225,422	7.061	58.53	711	45.00	0.00
60.01 to 65.00	27	7,363,517	1.01	272,723	8.148	63.65	588	31.38	0.00
65.01 to 70.00	45	12,028,887	1.66	267,309	7.541	68.55	624	45.36	0.00
70.01 to 75.00	45	13,733,520	1.89	305,189	7.560	73.88	634	45.99	0.00
75.01 to 80.00	1,499	451,730,044	62.19	301,354	7.781	79.94	652	18.57	0.00
80.01 to 85.00	103	34,753,732	4.78	337,415	7.951	84.44	609	33.99	0.31
85.01 to 90.00	163	54,116,602	7.45	332,004	8.057	89.61	634	35.54	1.00
90.01 to 95.00	252	62,163,810	8.56	246,682	8.422	94.69	644	36.24	5.32
95.01 to 100.00	993	79,903,301	11.00	80,467	11.005	99.94	665	14.72	97.53
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	818	168,434,043	23.19	205,910	7.872	82.82	635	100.00	7.01
Limited Documentation	508	138,860,182	19.12	273,347	7.706	84.22	642	0.00	7.44
Lite Documentation	178	42,823,486	5.90	240,581	7.943	85.39	636	0.00	9.56
Streamlined Documentation	1,542	327,591,051	45.10	212,446	8.617	83.67	661	0.00	16.82
Stated Documentation	127	48,655,523	6.70	383,114	8.204	79.44	636	0.00	1.15
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,462	504,314,371	69.43	204,839	8.331	83.80	654	18.44	14.08
Cash Out Refinance	670	207,835,978	28.61	310,203	7.932	82.58	633	33.29	4.92
Rate & Term Refinance	41	14,213,936	1.96	346,681	7.609	81.13	660	43.98	4.75
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,168	497,784,710	68.53	229,605	8.174	83.20	644	23.14	11.13
Planned Unit Development	401	86,010,562	11.84	214,490	8.267	83.47	644	26.56	11.47
Two to Four Family	258	73,841,039	10.17	286,206	8.412	84.56	670	18.67	12.30
Condominium	346	68,727,974	9.46	198,636	8.104	83.49	660	24.20	11.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,004	694,640,110	95.63	231,238	8.192	83.25	647	22.78	11.50
Second Home	117	19,217,342	2.65	164,251	8.422	85.77	677	12.75	10.26
Investor Occupied	52	12,506,834	1.72	240,516	8.433	88.04	686	61.77	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	829	236,830,699	32.60	285,682	7.876	82.94	654	19.13	11.30
Northern California	327	91,231,940	12.56	278,997	8.033	83.63	649	19.68	12.49
New York	278	79,566,170	10.95	286,209	8.325	83.59	659	12.88	13.35
Florida	406	74,220,411	10.22	182,809	8.453	82.83	645	26.14	10.33
Maryland	115	26,989,166	3.72	234,688	8.547	84.91	636	27.85	9.89
New Jersey	108	26,612,998	3.66	246,417	8.193	84.85	655	28.87	10.32
Massachusetts	103	26,235,220	3.61	254,711	7.996	81.36	655	28.63	10.74
Texas	208	25,794,692	3.55	124,013	8.735	84.00	640	33.63	13.54
Illinois	117	21,792,778	3.00	186,263	8.643	84.41	640	33.80	10.47
Virginia	75	19,415,820	2.67	258,878	8.617	83.04	643	17.88	11.51
Other	607	97,674,390	13.45	160,913	8.504	83.97	634	34.09	9.41
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91331	13	3,663,210	0.50	281,785	7.931	83.51	670	0.00	17.55
11221	11	3,560,845	0.49	323,713	8.488	83.08	691	0.00	16.49
91344	9	3,535,201	0.49	392,800	8.539	84.95	619	3.67	10.13
91402	14	3,250,063	0.45	232,147	7.894	83.42	665	25.66	20.51
92880	8	2,943,813	0.41	367,977	6.930	80.52	701	0.00	11.22
94591	9	2,748,221	0.38	305,358	7.791	82.25	629	34.69	11.23
11434	10	2,731,872	0.38	273,187	8.350	84.62	655	0.00	15.08
91789	6	2,721,036	0.37	453,506	8.131	84.00	659	0.00	19.99
92336	11	2,697,589	0.37	245,235	7.857	83.10	653	13.89	11.76
92345	13	2,332,986	0.32	179,460	8.268	84.68	648	14.09	13.42
Other	3,069	696,179,450	95.84	226,842	8.210	83.39	648	23.82	11.12
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	50	4,532,724	0.62	90,654	10.551	96.65	654	13.19	79.19
301 to 360	3,123	721,831,561	99.38	231,134	8.188	83.31	648	23.25	10.85
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	50	4,532,724	0.62	90,654	10.551	96.65	654	13.19	79.19
301 to 360	3,123	721,831,561	99.38	231,134	8.188	83.31	648	23.25	10.85
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 50 YR AMTERM	568	193,581,356	26.65	340,812	7.927	81.29	635	16.25	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	495	152,082,837	20.94	307,238	8.153	81.05	631	19.30	0.00
30YR FXD	1,116	104,225,310	14.35	93,392	10.285	95.06	658	21.02	75.12
2/6 MONTH LIBOR	382	85,164,664	11.72	222,944	8.478	82.62	634	27.54	0.00
2/6 MONTH LIBOR - 60 MONTH IO	123	40,091,282	5.52	325,945	7.340	81.76	657	31.60	0.00
5/6 MONTH LIBOR - 60 MONTH IO	61	22,118,147	3.05	362,593	6.688	82.26	708	34.38	0.00
10/6 MONTH LIBOR - 120 MONTH IO	44	20,442,632	2.81	464,605	6.185	74.20	721	53.80	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	54	19,801,771	2.73	366,699	7.053	82.06	710	14.00	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	35	11,821,716	1.63	337,763	7.648	81.46	686	11.13	0.00
BALLOON OTHER - 40 YR AMTERM	45	11,687,993	1.61	259,733	7.786	81.54	624	48.93	0.00
5/6 MONTH LIBOR	38	10,586,766	1.46	278,599	7.325	79.61	684	24.24	0.00
BALLOON OTHER - 50 YR AMTERM	25	8,996,009	1.24	359,840	7.593	79.92	630	32.89	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	20	6,112,930	0.84	305,647	8.249	84.34	624	25.24	0.00
5/6 MONTH LIBOR - 120 MONTH IO	13	4,697,960	0.65	361,382	6.677	81.44	699	21.30	0.00
30YR FXD - 120 MONTH IO	18	4,479,426	0.62	248,857	6.992	78.70	665	54.33	0.00
3/6 MONTH LIBOR	19	4,395,575	0.61	231,346	7.832	82.65	635	18.18	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	11	4,143,245	0.57	376,659	6.934	80.63	723	64.31	0.00
2/6 MONTH LIBOR - 120 MONTH IO	12	3,693,911	0.51	307,826	7.538	84.30	644	48.52	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	11	3,503,738	0.48	318,522	8.268	84.83	617	39.54	0.00
15YR BALLOON	42	3,017,719	0.42	71,850	11.512	99.69	653	16.90	100.00
3/6 MONTH LIBOR - 60 MONTH IO	8	2,890,917	0.40	361,365	7.540	86.15	642	19.57	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	7	2,465,421	0.34	352,203	6.860	83.57	704	15.08	0.00
10/6 MONTH LIBOR	8	1,644,683	0.23	205,585	7.297	85.59	693	62.92	0.00
15YR FXD	8	1,515,006	0.21	189,376	8.638	90.60	655	5.80	37.75
10/6 MONTH LIBOR - 60 MONTH IO	4	1,328,537	0.18	332,134	6.768	87.14	701	41.93	0.00
3/6 MONTH LIBOR - 120 MONTH IO	3	918,475	0.13	306,158	7.594	86.67	642	55.52	0.00
30YR FXD - 60 MONTH IO	1	396,680	0.05	396,680	6.345	77.80	594	100.00	0.00
7/6 MONTH LIBOR - 40 YR AMTERM	1	359,580	0.05	359,580	6.950	64.90	536	0.00	0.00
7/6 MONTH LIBOR - 120 MONTH IO	1	200,000	0.03	200,000	7.400	61.50	666	0.00	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,116	235,605,249	32.44	211,116	8.581	84.46	650	21.11	15.82
12	95	28,149,689	3.88	296,313	8.432	82.39	642	25.92	8.04
24	1,600	362,501,769	49.91	226,564	8.241	83.46	639	20.68	11.34
36	362	100,107,578	13.78	276,540	7.107	80.95	679	36.40	1.24
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	999	328,556,121	45.23	328,885	7.445	81.23	685	20.27	0.07
A	1,744	299,827,796	41.28	171,920	8.910	86.20	634	16.79	26.74
A-	201	43,868,289	6.04	218,250	8.280	81.61	593	55.48	3.38
B+	122	29,040,754	4.00	238,039	8.810	85.63	565	45.32	0.00
B	74	17,911,045	2.47	242,041	8.720	80.00	544	52.80	0.00
C	33	7,160,280	0.99	216,978	9.101	75.43	528	63.42	0.00
Total:	3,173	726,364,285	100.00	228,920	8.203	83.39	648	23.19	11.27

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-05	4	1,277,518	0.22	319,380	8.271	83.15	624	0.00	0.00
2008-06	8	1,960,367	0.33	245,046	8.028	81.64	605	33.08	0.00
2008-07	4	848,537	0.14	212,134	8.346	77.65	589	0.00	0.00
2008-08	15	3,965,093	0.67	264,340	8.935	84.19	634	12.87	0.00
2008-09	54	15,784,280	2.67	292,301	8.419	81.34	615	23.90	0.00
2008-10	313	91,904,260	15.52	293,624	8.325	81.92	621	25.84	0.00
2008-11	1,159	352,761,720	59.58	304,367	7.950	81.38	640	19.37	0.00
2008-12	23	6,112,275	1.03	265,751	7.717	82.05	662	27.90	0.00
2009-05	1	90,818	0.02	90,818	9.920	95.00	571	100.00	0.00
2009-08	2	325,435	0.05	162,717	7.982	80.00	639	0.00	0.00
2009-09	5	1,492,563	0.25	298,513	8.428	86.83	625	84.48	0.00
2009-10	12	3,593,055	0.61	299,421	8.417	86.51	619	42.49	0.00
2009-11	41	12,319,765	2.08	300,482	7.814	83.58	633	15.62	0.00
2011-10	24	10,059,768	1.70	419,157	7.293	82.49	696	13.89	0.00
2011-11	174	57,815,761	9.77	332,274	7.006	81.48	701	23.98	0.00
2011-12	3	1,150,831	0.19	383,610	7.399	80.00	713	0.00	0.00
2013-11	2	559,580	0.09	279,790	7.111	63.68	582	0.00	0.00
2016-09	2	1,923,734	0.32	961,867	6.569	43.59	727	77.97	0.00
2016-10	9	4,018,288	0.68	446,476	6.284	79.15	733	28.10	0.00
2016-11	63	24,082,496	4.07	382,262	6.444	79.38	714	53.97	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	4	2,516,922	0.43	629,231	5.757	86.93	708	0.00	0.00
4.001 to 4.500	1	112,500	0.02	112,500	7.795	90.00	633	100.00	0.00
4.501 to 5.000	76	25,105,323	4.24	330,333	6.609	76.88	688	40.38	0.00
5.001 to 5.500	194	61,096,460	10.32	314,930	7.135	78.36	660	37.10	0.00
5.501 to 6.000	297	93,800,774	15.84	315,828	7.456	80.35	651	30.91	0.00
6.001 to 6.500	521	163,720,359	27.65	314,243	7.800	81.43	649	19.37	0.00
6.501 to 7.000	323	101,573,764	17.16	314,470	8.086	82.00	640	18.42	0.00
7.001 to 7.500	250	75,199,841	12.70	300,799	8.365	83.01	636	16.37	0.00
7.501 to 8.000	252	68,920,200	11.64	273,493	8.722	83.96	632	14.18	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	5	2,632,420	0.44	526,484	5.604	80.18	710	34.89	0.00
5.501 to 6.000	53	19,551,892	3.30	368,904	5.793	76.65	729	50.66	0.00
6.001 to 6.500	96	37,773,255	6.38	393,471	6.330	79.22	695	36.38	0.00
6.501 to 7.000	198	69,295,049	11.70	349,975	6.830	80.86	675	22.37	0.00
7.001 to 7.500	281	92,932,294	15.70	330,720	7.318	81.80	661	23.27	0.00
7.501 to 8.000	416	135,708,382	22.92	326,222	7.806	80.87	641	19.78	0.00
8.001 to 8.500	307	89,138,077	15.06	290,352	8.278	80.99	633	17.97	0.00
8.501 to 9.000	276	77,066,199	13.02	279,225	8.773	82.52	624	18.88	0.00
9.001 to 9.500	142	39,095,321	6.60	275,319	9.273	83.33	617	17.99	0.00
9.501 to 10.000	94	19,437,737	3.28	206,784	9.794	85.26	593	31.40	0.00
10.001 to 10.500	29	4,825,060	0.81	166,381	10.239	87.77	590	27.80	0.00
10.501 to 11.000	18	3,891,159	0.66	216,175	10.629	81.09	580	17.58	0.00
11.001 to 11.500	3	699,299	0.12	233,100	11.141	84.22	521	23.07	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.501 to 12.000	4	2,328,500	0.39	582,125	5.435	80.21	719	39.45	0.00
12.001 to 12.500	53	19,551,892	3.30	368,904	5.793	76.65	729	50.66	0.00
12.501 to 13.000	95	37,642,011	6.36	396,232	6.307	79.39	695	37.63	0.00
13.001 to 13.500	198	69,132,219	11.68	349,153	6.830	80.77	675	21.81	0.00
13.501 to 14.000	287	95,301,108	16.10	332,060	7.329	81.78	660	24.81	0.00
14.001 to 14.500	421	136,262,283	23.02	323,663	7.813	80.90	641	18.76	0.00
14.501 to 15.000	306	89,125,708	15.05	291,260	8.297	80.89	633	17.71	0.00
15.001 to 15.500	271	74,950,395	12.66	276,570	8.772	82.61	623	18.12	0.00
15.501 to 16.000	142	39,514,949	6.67	278,274	9.284	83.31	617	19.09	0.00
16.001 to 16.500	94	19,869,042	3.36	211,373	9.822	85.60	592	31.61	0.00
16.501 to 17.000	26	3,777,579	0.64	145,291	10.215	87.75	584	29.48	0.00
17.001 to 17.500	18	3,891,159	0.66	216,175	10.629	81.09	580	17.58	0.00
17.501 to 18.000	3	699,299	0.12	233,100	11.141	84.22	521	23.07	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	5	977,654	0.17	195,531	8.188	77.78	601	49.12	0.00
1.500	1	103,757	0.02	103,757	8.720	80.00	587	100.00	0.00
2.000	1	119,751	0.02	119,751	9.300	80.00	638	0.00	0.00
3.000	1,762	533,862,847	90.17	302,987	7.984	81.60	640	20.44	0.00
5.000	149	56,982,135	9.62	382,430	6.545	79.26	711	43.34	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00
Total:	1,918	592,046,144	100.00	308,679	7.846	81.37	647	22.70	0.00

Appendix 2-

Computational Material

Derivative Schedule

Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	2/27/2007	3/25/2007	992,213,000	5.31	0	N/A	992,213,000
2	3/25/2007	4/25/2007	978,913,000	5.31	0	N/A	978,913,000
3	4/25/2007	5/25/2007	962,432,000	5.31	0	N/A	962,432,000
4	5/25/2007	6/25/2007	942,782,000	5.31	0	N/A	942,782,000
5	6/25/2007	7/25/2007	920,022,000	5.31	0	N/A	920,022,000
6	7/25/2007	8/25/2007	894,223,000	5.31	0	N/A	894,223,000
7	8/25/2007	9/25/2007	865,507,000	5.31	0	N/A	865,507,000
8	9/25/2007	10/25/2007	834,007,000	5.31	0	N/A	834,007,000
9	10/25/2007	11/25/2007	799,924,000	5.31	0	N/A	799,924,000
10	11/25/2007	12/25/2007	763,628,000	5.31	0	N/A	763,628,000
11	12/25/2007	1/25/2008	729,007,000	5.31	0	N/A	729,007,000
12	1/25/2008	2/25/2008	695,981,000	5.31	0	N/A	695,981,000
13	2/25/2008	3/25/2008	664,477,000	5.31	0	N/A	664,477,000
14	3/25/2008	4/25/2008	634,423,000	5.31	0	N/A	634,423,000
15	4/25/2008	5/25/2008	605,751,000	5.31	0	N/A	605,751,000
16	5/25/2008	6/25/2008	578,398,000	5.31	0	N/A	578,398,000
17	6/25/2008	7/25/2008	552,301,000	5.31	0	N/A	552,301,000
18	7/25/2008	8/25/2008	527,402,000	5.31	0	N/A	527,402,000
19	8/25/2008	9/25/2008	503,634,000	5.31	0	N/A	503,634,000
20	9/25/2008	10/25/2008	480,701,000	5.31	0	N/A	480,701,000
21	10/25/2008	11/25/2008	441,454,000	5.31	0	N/A	441,454,000
22	11/25/2008	12/25/2008	405,987,000	5.31	0	N/A	405,987,000
23	12/25/2008	1/25/2009	373,941,000	5.31	0	N/A	373,941,000
24	1/25/2009	2/25/2009	344,928,000	5.31	0	N/A	344,928,000
25	2/25/2009	3/25/2009	318,747,000	5.31	0	N/A	318,747,000
26	3/25/2009	4/25/2009	302,873,000	5.31	0	N/A	302,873,000
27	4/25/2009	5/25/2009	287,833,000	5.31	0	N/A	287,833,000
28	5/25/2009	6/25/2009	273,579,000	5.31	0	N/A	273,579,000
29	6/25/2009	7/25/2009	260,074,000	5.31	0	N/A	260,074,000
30	7/25/2009	8/25/2009	247,271,000	5.31	0	N/A	247,271,000
31	8/25/2009	9/25/2009	235,121,000	5.31	0	N/A	235,121,000
32	9/25/2009	10/25/2009	223,444,000	5.31	0	N/A	223,444,000
33	10/25/2009	11/25/2009	210,806,000	5.31	166,935,000	5.31	377,741,000
34	11/25/2009	12/25/2009	199,004,000	5.31	166,165,000	5.31	365,169,000
35	12/25/2009	1/25/2010	187,978,000	5.31	163,356,000	5.31	351,334,000
36	1/25/2010	2/25/2010	177,670,000	5.31	160,397,000	5.31	338,067,000
37	2/25/2010	3/25/2010	168,092,000	5.31	157,250,000	5.31	325,342,000
38	3/25/2010	4/25/2010	159,829,000	5.31	153,307,000	5.31	313,136,000
39	4/25/2010	5/25/2010	151,998,000	5.31	149,434,000	5.31	301,432,000
40	5/25/2010	6/25/2010	144,575,000	5.31	145,770,000	5.31	290,345,000
41	6/25/2010	7/25/2010	137,539,000	5.31	143,222,000	5.31	280,761,000
42	7/25/2010	8/25/2010	130,868,000	5.31	140,627,000	5.31	271,495,000
43	8/25/2010	9/25/2010	124,542,000	5.31	137,993,000	5.31	262,535,000
44	9/25/2010	10/25/2010	118,542,000	5.31	135,330,000	5.31	253,872,000
45	10/25/2010	11/25/2010	112,850,000	5.31	132,644,000	5.31	245,494,000
46	11/25/2010	12/25/2010	107,450,000	5.31	129,944,000	5.31	237,394,000
47	12/25/2010	1/25/2011	102,326,000	5.31	127,236,000	5.31	229,562,000
48	1/25/2011	2/25/2011	97,463,000	5.31	124,525,000	5.31	221,988,000
49	2/25/2011	3/25/2011	92,847,000	5.31	121,818,000	5.31	214,665,000
50	3/25/2011	4/25/2011	88,465,000	5.31	119,119,000	5.31	207,584,000
51	4/25/2011	5/25/2011	84,304,000	5.31	116,433,000	5.31	200,737,000
52	5/25/2011	6/25/2011	80,352,000	5.31	113,764,000	5.31	194,116,000
53	6/25/2011	7/25/2011	76,598,000	5.31	111,116,000	5.31	187,714,000
54	7/25/2011	8/25/2011	73,032,000	5.31	108,491,000	5.31	181,523,000
55	8/25/2011	9/25/2011	69,644,000	5.31	105,893,000	5.31	175,537,000
56	9/25/2011	10/25/2011	66,424,000	5.31	0	N/A	66,424,000
57	10/25/2011	11/25/2011	63,363,000	5.31	0	N/A	63,363,000
58	11/25/2011	12/25/2011	60,453,000	5.31	0	N/A	60,453,000
59	12/25/2011	1/25/2012	57,686,000	5.31	0	N/A	57,686,000
60	1/25/2012	2/25/2012	55,054,000	5.31	0	N/A	55,054,000

Derivative Schedule

Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
61	2/25/2012	3/25/2012	52,551,000	5.31	0	N/A	52,551,000
62	3/25/2012	4/25/2012	50,170,000	5.31	0	N/A	50,170,000
63	4/25/2012	5/25/2012	47,904,000	5.31	0	N/A	47,904,000
64	5/25/2012	6/25/2012	45,749,000	5.31	0	N/A	45,749,000
65	6/25/2012	7/25/2012	43,697,000	5.31	0	N/A	43,697,000
66	7/25/2012	8/25/2012	41,744,000	5.31	0	N/A	41,744,000
67	8/25/2012	9/25/2012	39,884,000	5.31	0	N/A	39,884,000
68	9/25/2012	10/25/2012	38,113,000	5.31	0	N/A	38,113,000
69	10/25/2012	11/25/2012	36,427,000	5.31	0	N/A	36,427,000
70	11/25/2012	12/25/2012	34,820,000	5.31	0	N/A	34,820,000
71	12/25/2012	1/25/2013	33,289,000	5.31	0	N/A	33,289,000
72	1/25/2013	2/25/2013	31,831,000	5.31	0	N/A	31,831,000
73	2/25/2013	3/25/2013	0	N/A	0	N/A	0

Sensitivity Analysis
To Optional Termination

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.72	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 18	1 - 15

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.96	2.64	2.00	1.70	1.47
Principal Window (mos)	40 - 57	27 - 36	22 - 27	18 - 22	15 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.24	4.75	3.25	2.26	1.89
Principal Window (mos)	57 - 129	36 - 85	27 - 61	22 - 34	20 - 27

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.87	8.46	6.15	4.26	2.58
Principal Window (mos)	129 - 161	85 - 106	61 - 77	34 - 59	27 - 35

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.62	3.74	3.52	3.87	3.71
Principal Window (mos)	51 - 88	37 - 58	40 - 45	44 - 50	36 - 47

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.67	6.35	4.64	4.41	3.91
Principal Window (mos)	88 - 155	58 - 102	45 - 74	50 - 57	47 - 47

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.39	8.82	6.40	4.91	3.91
Principal Window (mos)	155 - 161	102 - 106	74 - 77	57 - 59	47 - 47

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.80	5.80	4.47	3.94	3.91
Principal Window (mos)	51 - 161	37 - 106	39 - 77	42 - 59	46 - 47

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.80	5.80	4.44	3.87	3.78
Principal Window (mos)	51 - 161	37 - 106	39 - 77	41 - 59	44 - 47

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.80	5.80	4.43	3.82	3.64
Principal Window (mos)	51 - 161	37 - 106	38 - 77	40 - 59	42 - 47

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.80	5.80	4.42	3.77	3.53
Principal Window (mos)	51 - 161	37 - 106	38 - 77	39 - 59	40 - 47

Sensitivity Analysis
To Maturity

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.72	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 18	1 - 15

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.96	2.64	2.00	1.70	1.47
Principal Window (mos)	40 - 57	27 - 36	22 - 27	18 - 22	15 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.24	4.75	3.25	2.26	1.89
Principal Window (mos)	57 - 129	36 - 85	27 - 61	22 - 34	20 - 27

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	15.89	10.66	7.79	5.54	2.58
Principal Window (mos)	129 - 332	85 - 243	61 - 182	34 - 142	27 - 35

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.62	3.74	3.52	3.87	4.17
Principal Window (mos)	51 - 88	37 - 58	40 - 45	44 - 50	36 - 59

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.67	6.35	4.64	4.41	5.66
Principal Window (mos)	88 - 155	58 - 102	45 - 74	50 - 57	59 - 80

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	17.46	11.73	8.57	6.61	7.77
Principal Window (mos)	155 - 289	102 - 202	74 - 150	57 - 117	80 - 116

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.59	6.36	4.89	4.27	4.24
Principal Window (mos)	51 - 250	37 - 170	39 - 125	42 - 96	46 - 77

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.53	6.32	4.83	4.18	4.02
Principal Window (mos)	51 - 240	37 - 162	39 - 119	41 - 92	44 - 73

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.45	6.25	4.77	4.08	3.85
Principal Window (mos)	51 - 227	37 - 152	38 - 111	40 - 86	42 - 68

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.32	6.16	4.69	3.98	3.70
Principal Window (mos)	51 - 212	37 - 142	38 - 104	39 - 80	40 - 63

Net WAC Rate Cap for Group I Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.55%	23.23%	41	9.81%	24.49%
2	7.51%	22.30%	42	9.49%	24.17%
3	7.76%	22.29%	43	9.48%	24.12%
4	7.51%	22.11%	44	9.79%	24.36%
5	7.76%	22.06%	45	9.47%	24.04%
6	7.51%	21.83%	46	9.78%	24.52%
7	7.51%	21.65%	47	9.46%	24.19%
8	7.76%	21.55%	48	9.45%	24.14%
9	7.51%	21.23%	49	10.31%	25.02%
10	7.77%	21.08%	50	9.44%	24.04%
11	7.52%	20.74%	51	9.75%	24.28%
12	7.52%	20.50%	52	9.43%	23.95%
13	7.89%	20.49%	53	9.73%	24.19%
14	7.52%	20.04%	54	9.41%	23.85%
15	7.78%	19.93%	55	9.41%	23.79%
16	7.53%	19.60%	56	9.71%	16.12%
17	7.78%	19.50%	57	9.39%	15.72%
18	7.53%	19.17%	58	9.91%	16.15%
19	7.53%	18.96%	59	9.58%	15.75%
20	7.79%	18.88%	60	9.58%	15.65%
21	7.56%	18.34%	61	10.17%	16.19%
22	9.49%	19.74%	62	9.56%	15.47%
23	9.16%	19.15%	63	9.87%	15.68%
24	9.14%	18.78%	64	9.59%	15.35%
25	9.87%	19.06%	65	9.90%	15.57%
26	9.12%	18.24%	66	9.57%	15.18%
27	9.42%	18.26%	67	9.56%	15.09%
28	9.46%	18.39%	68	9.87%	15.32%
29	9.77%	18.43%	69	9.54%	14.93%
30	9.45%	18.04%	70	9.87%	15.21%
31	9.44%	17.87%	71	9.54%	14.82%
32	9.75%	17.93%	72	9.53%	14.74%
33	9.46%	23.73%	73	10.54%	11.87%
34	9.83%	24.52%	74	9.51%	10.70%
35	9.51%	24.20%	75	9.82%	11.04%
36	9.51%	24.13%	76	9.50%	10.71%
37	10.35%	24.88%	77	9.80%	11.04%
38	9.50%	23.96%
39	9.82%	24.12%
40	9.50%	24.26%

(1)    Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)    Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Group II Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.46%	23.14%	41	10.08%	24.80%
2	7.43%	22.23%	42	9.74%	24.47%
3	7.68%	22.22%	43	9.74%	24.42%
4	7.43%	22.03%	44	10.06%	24.67%
5	7.68%	21.98%	45	9.73%	24.35%
6	7.43%	21.75%	46	10.05%	24.87%
7	7.44%	21.58%	47	9.72%	24.52%
8	7.68%	21.47%	48	9.71%	24.48%
9	7.44%	21.16%	49	10.60%	25.40%
10	7.69%	21.00%	50	9.70%	24.38%
11	7.44%	20.67%	51	10.01%	24.64%
12	7.44%	20.43%	52	9.68%	24.30%
13	7.81%	20.40%	53	10.00%	24.55%
14	7.45%	19.97%	54	9.67%	24.20%
15	7.70%	19.85%	55	9.67%	24.14%
16	7.45%	19.52%	56	9.98%	16.48%
17	7.70%	19.42%	57	9.65%	16.08%
18	7.45%	19.09%	58	10.26%	16.60%
19	7.45%	18.89%	59	9.92%	16.19%
20	7.70%	18.80%	60	9.91%	16.09%
21	7.49%	18.27%	61	10.53%	16.66%
22	9.58%	19.83%	62	9.90%	15.91%
23	9.25%	19.24%	63	10.22%	16.14%
24	9.23%	18.87%	64	9.92%	15.81%
25	9.97%	19.16%	65	10.25%	16.05%
26	9.21%	18.33%	66	9.91%	15.64%
27	9.52%	18.36%	67	9.90%	15.56%
28	9.67%	18.53%	68	10.22%	15.80%
29	9.99%	18.58%	69	9.88%	15.40%
30	9.66%	18.18%	70	10.23%	15.70%
31	9.65%	18.01%	71	9.89%	15.30%
32	9.96%	18.08%	72	9.88%	15.22%
33	9.68%	23.90%	73	10.93%	12.40%
34	10.08%	24.74%	74	9.86%	11.18%
35	9.76%	24.42%	75	10.18%	11.54%
36	9.76%	24.36%	76	9.84%	11.19%
37	10.62%	25.13%	77	10.16%	11.55%
38	9.75%	24.18%
39	10.08%	24.37%
40	9.76%	24.56%

(1)    Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)    Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.49%	23.17%	41	10.00%	24.72%
2	7.45%	22.25%	42	9.68%	24.39%
3	7.70%	22.24%	43	9.67%	24.34%
4	7.45%	22.05%	44	9.98%	24.59%
5	7.70%	22.00%	45	9.66%	24.27%
6	7.45%	21.77%	46	9.97%	24.78%
7	7.46%	21.60%	47	9.65%	24.43%
8	7.71%	21.49%	48	9.64%	24.38%
9	7.46%	21.18%	49	10.52%	25.30%
10	7.71%	21.02%	50	9.63%	24.28%
11	7.46%	20.69%	51	9.94%	24.54%
12	7.46%	20.45%	52	9.61%	24.20%
13	7.83%	20.43%	53	9.93%	24.45%
14	7.47%	19.99%	54	9.60%	24.10%
15	7.72%	19.87%	55	9.59%	24.05%
16	7.47%	19.54%	56	9.91%	16.38%
17	7.72%	19.44%	57	9.58%	15.98%
18	7.47%	19.11%	58	10.16%	16.48%
19	7.48%	18.91%	59	9.83%	16.06%
20	7.73%	18.82%	60	9.82%	15.97%
21	7.51%	18.29%	61	10.43%	16.53%
22	9.55%	19.81%	62	9.80%	15.79%
23	9.23%	19.22%	63	10.12%	16.01%
24	9.21%	18.84%	64	9.83%	15.68%
25	9.94%	19.13%	65	10.15%	15.91%
26	9.19%	18.30%	66	9.81%	15.51%
27	9.49%	18.33%	67	9.80%	15.43%
28	9.61%	18.50%	68	10.12%	15.66%
29	9.93%	18.54%	69	9.79%	15.26%
30	9.60%	18.14%	70	10.13%	15.56%
31	9.59%	17.97%	71	9.79%	15.16%
32	9.91%	18.04%	72	9.78%	15.09%
33	9.62%	23.85%	73	10.82%	12.25%
34	10.01%	24.68%	74	9.76%	11.04%
35	9.69%	24.36%	75	10.08%	11.40%
36	9.69%	24.30%	76	9.74%	11.05%
37	10.55%	25.06%	77	10.06%	11.40%
38	9.69%	24.12%
39	10.01%	24.30%
40	9.69%	24.48%

(1)    Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)    Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	A+ / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	24.20	19.69	17.25	15.18
Collateral Loss (%)	18.71	16.28	14.82	13.49

Class	M5	M6	M7
Rating (S&P/Moody’s)	A / A2	A- / A3	BBB+ / Baa1

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	13.23	11.58	10.00
Collateral Loss (%)	12.16	10.95	9.73

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	A+ / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	24.17	19.68	17.25	15.19
Collateral Loss (%)	18.69	16.27	14.82	13.50

Class	M5	M6	M7
Rating (S&P/Moody’s)	A / A2	A- / A3	BBB+ / Baa1

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	13.24	11.60	10.02
Collateral Loss (%)	12.16	10.97	9.75

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread
Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	2.63716	2.63716	5.3200	5.3940	47	4.37561	4.37124	5.1058	5.1764
2	2.26102	2.26117	5.3424	5.3962	48	4.36696	4.35197	5.1271	5.1815
3	2.26568	2.26569	5.3457	5.3911	49	4.69898	4.67483	5.1276	5.1840
4	2.25807	2.25794	5.3389	5.3739	50	4.34963	4.33977	5.1251	5.1876
5	2.26528	2.26505	5.3357	5.3544	51	4.45825	4.44914	5.1213	5.1933
6	2.25450	2.25430	5.3278	5.3301	52	4.33800	4.34837	5.1221	5.1994
7	2.25246	2.25221	5.3267	5.2986	53	4.45153	4.45376	5.1318	5.2064
8	2.26547	2.26628	5.3035	5.2579	54	4.32930	4.32797	5.1456	5.2127
9	2.24783	2.25295	5.2428	5.2235	55	4.32512	4.32391	5.1477	5.2191
10	2.26620	2.27400	5.2233	5.1946	56	4.43640	4.43621	5.1515	5.2266
11	2.24267	2.25534	5.1932	5.1629	57	4.31152	4.31101	5.1605	5.2313
12	2.24014	2.26133	5.1377	5.1347	58	4.70116	4.71101	5.1630	5.2359
13	2.29703	2.32277	5.1119	5.1172	59	4.57327	4.58399	5.1686	5.2400
14	2.23517	2.26964	5.0869	5.0996	60	4.56815	4.56957	5.1843	5.2449
15	2.26796	2.30717	5.0717	5.0851	61	4.81321	4.80825	5.1868	5.2469
16	2.23031	2.27916	5.0458	5.0726	62	4.55833	4.56004	5.1871	5.2499
17	2.26847	2.32274	5.0292	5.0606	63	4.68083	4.68146	5.1864	5.2535
18	2.22553	2.28518	5.0321	5.0514	64	4.59694	4.61087	5.1885	5.2572
19	2.22316	2.29151	5.0111	5.0433	65	4.72082	4.73022	5.1923	5.2622
20	2.26990	2.34347	4.9969	5.0352	66	4.58934	4.59800	5.1988	5.2665
21	2.24400	2.32943	4.9976	5.0286	67	4.58581	4.59263	5.2027	5.2719
22	4.08947	4.18421	4.9783	5.0255	68	4.71201	4.71479	5.2060	5.2781
23	4.00634	4.11526	4.9716	5.0234	69	4.57931	4.58261	5.2107	5.2819
24	3.98211	4.09642	4.9803	5.0229	70	4.72907	4.73836	5.2143	5.2876
25	4.17274	4.28719	4.9664	5.0244	71	4.59556	4.60450	5.2192	5.2938
26	3.94968	4.08278	4.9610	5.0267	72	4.59289	4.59318	5.2323	5.2985
27	4.02313	4.14659	4.9788	5.0316	73	5.07833	5.09264	5.2349	5.3016
28	4.38670	4.35149	4.9653	5.0363	74	4.53903	4.55969	5.2370	5.3058
29	4.45685	4.42077	4.9677	5.0426	75	4.71650	4.73004	5.2424	5.3103
30	4.36715	4.33023	4.9918	5.0504	76	4.53690	4.56316	5.2465	5.3145
31	4.35748	4.32891	4.9824	5.0570
32	4.43466	4.40417	4.9856	5.0649
33	4.38649	4.35136	5.0064	5.0721
34	4.54724	4.50705	5.0003	5.0803
35	4.45589	4.41906	5.0111	5.0879
36	4.45448	4.40964	5.0349	5.0971
37	4.74109	4.68761	5.0317	5.1030
38	4.39264	4.35770	5.0342	5.1098
39	4.51389	4.46776	5.0507	5.1191
40	4.42009	4.40611	5.0477	5.1252
41	4.51816	4.49907	5.0544	5.1334
42	4.40791	4.38537	5.0741	5.1422
43	4.40062	4.38130	5.0732	5.1506
44	4.50049	4.47531	5.0808	5.1597
45	4.38788	4.36264	5.0929	5.1671
46	4.49398	4.49034	5.0938	5.1716

(1)    Assumes 1mLIBOR and 6mLIBOR remain constant at 5.3200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)    Assumes 1mLIBOR and 6mLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(3)    Calculated as (a) interest collections on the Mortgage Loans (net of the Master Servicing Fee, the Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates (prior to any allocations of the Net Wac Rate Carryover Amounts, if any) divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).